CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Vice President and Chief Financial Officer
(770) 437-6800

Financial Dynamics
Christine Mohrmann, Jim Olecki
(212) 850-5600
FOR IMMEDIATE RELEASE

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS
--Third Quarter Orders Increase 20% --
--Third Quarter Net Income Increases 78% to $9.1 Million --

ATLANTA, Georgia, October 25, 2006 - Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings and fabrics company, today announced results for the third quarter ended October 1, 2006.

For the 2006 third quarter, sales increased 18.4% to $270.6 million from $228.5 million in the third quarter of 2005. Operating income for the third quarter of 2006 was $25.0 million, an increase of 27.6% over operating income of $19.6 million in the same period a year ago. As a percentage of sales, operating income in the third quarter of 2006 improved to 9.2% from 8.6% in the third quarter of 2005. (The above results for the 2005 third quarter, and percentages derived from such amounts, exclude the Company’s European fabrics business, which as previously announced was sold in April 2006. Including the European fabrics business, sales and operating income were $243.9 million and $20.5 million, respectively, in the third quarter of 2005. Please see the attached tables for a reconciliation of GAAP results including the European fabrics business and non-GAAP results excluding such business, as well as, with respect to certain measures, restructuring and goodwill impairment charges and a loss on the sale of the European fabrics business, as described below.)

Net income for the 2006 third quarter rose 77.8% to $9.1 million, or $0.17 per diluted share, versus net income of $5.1 million, or $0.10 per diluted share, in the 2005 third quarter.

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

“The strong performance we have seen throughout 2006 accelerated in the third quarter,” said Daniel T. Hendrix, President and Chief Executive Officer. “Our sales growth was driven by solid performance across all of our geographic regions, as the corporate office market recovery continued, and our modular carpet and broadloom businesses gained additional share in the marketplace. Even more encouraging was the outstanding order growth we achieved during the quarter, as orders increased 20% over year-ago levels to their highest point since 2000. This is a testament to the strength of our markets, the quality of our products and our sales force, and the continually growing demand for modular carpet in the marketplace.”

Mr. Hendrix continued, “Our modular carpet business once again led the way during the quarter, showing strong sales growth as carpet tile continues to gain acceptance across all market segments. We also saw excellent performance within our Bentley Prince Street business, as sales grew 16% and profitability more than doubled from year ago levels. We are very pleased with the continued significant improvements we’ve made in this business as we execute on our strategy. Within our U.S. fabrics business, sales were up 6% versus year-ago levels. In addition, the actions we are taking to improve manufacturing efficiencies have begun to take hold, and its operating loss narrowed considerably on a sequential basis.”

Patrick C. Lynch, Vice President and Chief Financial Officer, commented, “The 2006 third quarter represented another strong quarter of financial performance. On a GAAP basis, we were able to convert an 11.0% increase in sales into a healthy 21.9% increase in operating income. Although our selling, general and administrative expenses increased in dollar terms to support our higher sales levels during the quarter, these expenses declined as a percentage of sales from 23.0% a year ago to 22.3% in the 2006 third quarter. Overall, we believe we are in excellent financial position to continue solid execution of our organic growth strategy.”

Sales for the first nine months of 2006 were $779.9 million, an increase of 7.6% over sales of $725.2 million in the first nine months of 2005. Excluding results from the Company’s European fabrics business in both periods, sales for the 2006 nine-month period were $762.6 million compared with sales of $677.1 million a year ago, an increase of 12.6%. Operating income for the first nine months of 2006 was $42.8 million, versus operating income of $58.9 million in the first nine months of 2005. Excluding the results of the Company’s European fabrics business from both periods and one-time items during the 2006 period (the one-time items in 2006 were a charge for impairment of goodwill of $20.7 million, restructuring charges of $3.3 million, and the loss of $1.7 million on the previously mentioned European fabrics business disposal), operating income in the 2006 nine-month period was $67.4 million, or 8.8% of sales, versus $56.5 million, or 8.3% of sales in the comparable period last year.

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

For the 2006 nine-month period, the Company reported a net loss of $2.1 million, or $0.04 per diluted share, versus a net loss of $4.5 million, or $0.08 per diluted share in the 2005 nine-month period. Included in the Company’s results for the first nine months of 2006 are an impairment of goodwill of $20.7 million (or $0.39 per diluted share after tax), restructuring charges of $3.3 million (or $0.04 per diluted share after tax), a loss on the disposal of the European fabrics business of $1.7 million (or $0.03 per diluted share after tax), and other expenses of $0.9 million (or $0.01 per diluted share after tax) for premiums paid in connection with the Company’s repurchase of $38.5 million of its 7.3% Senior Notes. The Company’s results for the first nine months of 2005 included a loss from discontinued operations of $14.7 million (or $0.28 per diluted share after tax), a loss on disposal of discontinued operations of $1.9 million (or $0.03 per diluted share after tax), and a tax charge related to the repatriation of foreign earnings of approximately $1.6 million (or $0.03 per diluted share).

Mr. Hendrix concluded, “Based on our strong order growth, we remain very optimistic about our fourth quarter. The recovery we’ve seen to date in the office market appears to be continuing, and the ongoing success of our market segmentation strategy is driving solid demand for our products in other areas of the marketplace. We remain well positioned as the market leader to continue taking advantage of emerging sales opportunities and executing our plans for growth.”

The Company will host a conference call tomorrow, October 26, 2006, at 9:00 a.m. Eastern Time, to discuss its third quarter 2006 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1402271 or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the webcast will be available at these sites for one year beginning approximately 1 hour after the call ends.

Interface, Inc. is a recognized leader in the worldwide interiors market, offering floorcoverings and fabrics. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value. The Company is the world’s largest manufacturer of modular carpet under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company’s InterfaceFabric business is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Chatham and Terratex brands, and provides specialized automotive textile solutions.

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the construction and renovation of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” “Large increases in the cost of petroleum-based raw materials, which we are unable to pass through to our customers, could adversely affect us,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness which could have important negative consequences to us,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	10/01/06	10/02/05	10/01/06	10/02/05

Net Sales	$270,612	$243,898	$779,924	$725,158
Cost of Sales	185,278	167,357	534,441	500,250
Gross Profit	85,334	76,541	245,483	224,908
Selling, General & Administrative Expenses	60,331	56,029	177,014	166,003
Impairment of Goodwill - European Fabrics	--	--	20,712	--
Restructuring Charges	--	--	3,260	--
Loss on Disposal - European Fabrics	--	--	1,723	--
Operating Income	25,003	20,512	42,774	58,905
Interest Expense	10,504	11,402	32,672	34,486
Other Expense, Net	381	171	1,362	1,039
Income (Loss) Before Taxes	14,118	8,939	8,740	23,380
Income Tax Expense	5,012	3,602	10,810	11,180
Income (Loss) from Continuing Operations	9,106	5,337	(2,070)	12,200
Discontinued Operations, Net of Tax	--	(216)	(27)	(14,741)
Loss on Disposal - Discontinued Operations, Net of Tax	--	--	--	(1,935)
Net Income (Loss)	$9,106	$5,121	$(2,097)	$(4,476)

Earnings (Loss) Per Share - Basic
Continuing Operations	$0.17	$0.10	$(0.04)	$0.24
Discontinued Operations	--	--	--	(0.29)
Loss on Disposal of Discontinued Operations	--	--	--	(0.04)
Earnings (Loss) Per Share - Basic	$0.17	$0.10	$(0.04)	$(0.09)

Earnings (Loss) Per Share - Diluted
Continuing Operations	$0.17	$0.10	$(0.04)	$0.23
Discontinued Operations	--	--	--	(0.28)
Loss on Disposal of Discontinued Operations	--	--	--	(0.03)
Earnings (Loss) Per Share - Diluted	$0.17	$0.10	$(0.04)	$(0.08)

Common Shares Outstanding - Basic	53,454	51,648	53,175	51,457
Common Shares Outstanding - Diluted	55,070	53,444	53,175	52,779

Orders from Continuing Operations*	287,040	240,062	819,099	724,166
Continuing Operations Backlog (as of 10/01/06 and 10/02/05, respectively)*			132,065	98,668

    *  Orders from Continuing Operations in the 2005 three-month and nine-month periods, and Continuing Operations Backlog as of October 2, 2005, exclude the European fabrics business, which was sold in April 2006.

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	10/01/06	01/01/06
Assets
Cash	$28,897	$51,312
Accounts Receivable	159,184	141,408
Inventory	149,775	130,209
Other Current Assets	24,973	21,164
Assets of Businesses Held for Sale	3,049	5,526
Total Current Assets	365,878	349,619
Property, Plant & Equipment	183,060	185,643
Other Assets	292,525	303,728
Total Assets	$841,463	$838,990

Liabilities
Accounts Payable	$55,119	$50,312
Accrued Liabilities	83,267	85,581
Liabilities of Businesses Held for Sale	1,679	4,214
Long-Term Debt	21,541	--
Senior and Senior Subordinated Notes	419,510	458,000
Other Long-Term Liabilities	66,553	68,807
Total Liabilities	647,669	666,914
Shareholders’ Equity	193,794	172,076
Total Liabilities and Shareholders’ Equity	$841,463	$838,990

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Nine Months Ended
(In millions)	10/01/06		10/02/05		10/01/06		10/02/05

Net Income (Loss)		$9.1		$5.1		$(2.1)		$(4.5)
Adjustments for Discontinued Operations		--		0.2		--		16.7
Net Income (Loss) from Continuing Operations		$9.1		$5.3		$(2.1)		$12.2
Depreciation and Amortization		7.0		7.1		22.9		23.3
Deferred Income Taxes and Other Non-Cash Items		0.2		0.2		(5.4)		(10.6)
Impairment of Goodwill and Restructuring Charges		--		--		23.4		--
Change in Working Capital
Accounts Receivable	(13.5)		7.8		(23.1)		(4.3)
Inventories	(5.9)		2.9		(27.8)		(12.6)
Prepaids	0.6		(1.4)		(3.8)		(7.6)
Accounts Payable and Accrued Expenses	(1.0)		(13.7)		2.5		2.4
Cash Provided from (Used in) Continuing Operations		(3.5)		8.2		(13.4)		2.8
Cash Provided from Operating Activities of Discontinued Operations		--		2.0		--		10.2
Cash Provided from (Used in) Operating Activities		(3.5)		10.2		(13.4)		13.0
Cash Provided from (Used in) Investing Activities		(7.4)		(6.9)		1.4		(17.9)
Cash Provided from (Used in) Financing Activities		12.5		6.6		(11.7)		17.2
Effect of Exchange Rate Changes on Cash		--		(0.5)		1.3		(2.3)
Net Increase (Decrease) in Cash		$1.6		$9.4		$(22.4)		$10.0

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Nine Months Ended
	10/01/06	10/02/05	% Change	10/01/06	10/02/05	% Change
Net Sales
Modular Carpet	$193.6	$157.9	22.6%	$546.0	$475.2	14.9%
Bentley Prince Street	37.1	32.1	15.6%	100.1	89.6	11.7%
Fabrics Group	36.4	49.9	(27.1%)	124.4	147.9	(15.9%)
Specialty Products	3.5	4.0	(12.5%)	9.4	12.5	(24.8%)
Total	$270.6	$243.9	11.0%	$779.9	$725.2	7.6%

Operating Income (Loss)
Modular Carpet	$24.3	$18.1		$68.6	$56.0
Bentley Prince Street	2.2	0.8		4.5	1.8
Fabrics Group	(0.5)	1.9		(26.9)	3.0
Specialty Products	0.1	0.2		0.1	0.6
Corporate Expenses and Eliminations	(1.1)	(0.5)		(3.5)	(2.5)
Total	$25.0	$20.5		$42.8	$58.9

INTERFACE REPORTS THIRD QUARTER 2006 RESULTS

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions)
	Three Months Ended			Nine Months Ended
	10/01/06	10/02/05	% Change	10/01/06	10/02/05	% Change
Net Sales Excluding European Fabrics	$270.6	$228.5	18.4%	$762.6	$677.1	12.6%
Net Sales - European Fabrics	--	15.4		17.3	48.1
Net Sales - as Reported	$270.6	$243.9		$779.9	$725.2

	Three Months Ended
	10/01/06	10/02/05	% Change
Operating Income Excluding European Fabrics and Loss on Disposal	$25.0	$19.6	27.6%
Operating Income - European Fabrics	--	0.9
Operating Income - as Reported	$25.0	$20.5

	Nine Months Ended
	10/01/06	10/02/05	% Change
Operating Income Excluding European Fabrics,
Impairment of Goodwill, Loss on Disposition and Restructuring Charge	$67.4	$56.5	19.3%
Operating Income - European Fabrics	1.1	2.4
Impairment of Goodwill	(20.7)	--
Loss on Disposition	(1.7)	--
Restructuring Charge	(3.3)	--
Operating Income - as Reported	$42.8	$58.9

	Three Months Ended
	10/01/06	10/02/05	% Change
Net Sales Fabrics Segment Excluding European Fabrics	$36.4	$34.5	5.5%
Net Sales - European Fabrics	--	15.4
Net Sales - Fabrics Segment as Reported	$36.4	$49.9

	Three Months Ended
	10/01/06	10/02/05	% Change
Operating Income (Loss) Fabrics Segment Excluding European Fabrics	$(0.5)	$1.0	(150%)
Operating Income - European Fabrics	--	0.9
Operating Income (Loss) - Fabrics Segment as Reported	$(0.5)	$1.9

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

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